EXHIBIT 10.1
[Transperfect Translations Logo]

City of New York, State of New York, County of New York



I, Jessica Majestic, hereby certify that the following is, to the best of my knowledge and belief, a true and accurate translation of the attached document "Contracto De Credito Puente", from Spanish to English.



/s/ Jessica Majestic
-------------------------
    Jessica Majestic


Sworn to before me this
18th day of October, 2006



/s/ Heather Bosley
-------------------------
Signature, Notary Public




[NOTARY PUBLIC STAMP]


/s/ Heather Bosley
-------------------------
Stamp, Notary Public



THREE PARK AVENUE, 39TH FLOOR, NEW YORK, NY 10016 T 212.689.5555 F 212.689.1059
WWW.TRANSPERFECT.COM City of New York, State of New York, County of New York

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                                                                    EXHIBIT 10.1



                             BRIDGE CREDIT CONTRACT


                                     BETWEEN



                               FINANZAS DOS, S.A.



                               as Guaranteed Party



                                  ACCIONA, S.A.



                                  as Guarantor



                                       and


                      BANCO SANTANDER CENTRAL HISPANO, S.A.


                                       as


                                Financing Entity







                          In Madrid, September 26, 2006



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                                TABLE OF CONTENTS

APPEARING ..............................................................      5

DECLARATION ............................................................      5

CLAUSES ................................................................      5

1.     AMOUNT AND PURPOSE OF THE BRIDGE CREDIT .........................      5

       1.1.    AMOUNT AND ACCEPTANCE ...................................      5

       1.2.    PURPOSE .................................................      6

2.     DISPOSITION OF THE BRIDGE CREDIT ................................      6

       2.1.    CONDITIONS OF DISBURSEMENT...............................      6

       2.2.    DISBURSEMENT OF THE BRIDGE CREDIT .......................      6

       2.3.    DELIVERY OF FUNDS MADE AVAILABLE ........................      7

       2.3.1.     AVAILABILITIES DESIGNED FOR THE PURPOSES ESTABLISHED
                  IN PARAGRAPHS (I) AND (II) OF CLAUSE 1.2:.............      7
       2.3.2.     AVAILABILITIES DESIGNED FOR THE PURPOSES ESTABLISHED
                  IN PARAGRAPH (III) OF CLAUSE 1.2:.....................      7
       2.3.3.     BREAK-UP OF MARKET....................................      7

3.     SPECIAL BRIDGE CREDIT ACCOUNT ...................................      8

4.     INTEREST ........................................................      8

       4.1.    ACCRUAL AND PAYMENT OF INTEREST .........................      8

       4.2.    PERIODS OF INTEREST .....................................      8

       4.3.    ELECTION OF THE DURATION OF INTEREST PERIODS.............      9

       4.4.    RATE OF INTEREST ........................................      9

               A)       REFERENCE INTEREST RATE AND MARGIN .............      9
               B)       MARGIN .........................................     10
               C)       REGULAR REFERENCE INTEREST RATE ................     10
               D)       PREFERRED SUBSTITUTE REFERENCE INTEREST RATE ...     11
               E)       SUBSIDIARY SUBSTITUTE REFERENCE INTEREST RATE ..     12

       4.5.    CALCULATION AND COMMUNICATION OF RATE OF INTEREST .......     12

       4.6.    EQUIVALENT ANNUAL RATE ..................................     12

       4.7.    CALCULATION .............................................     12

5.     OPENING COMMISSION ..............................................     13

6.     AMORTIZATION ....................................................     13

       6.1.    REGULAR AMORTIZATION ....................................     13

       6.2.    VOLUNTARY ACCELERATED AMORTIZATION ......................     13

       6.3.    ACCELERATED AMORTIZATION BY REFINANCING .................     13

7.     PAYMENTS ........................................................     14

8.     DISBURSEMENT OF PAYMENTS ........................................     14

9.     DELAY IN COMPLIANCE WITH OBLIGATIONS ............................     15

       9.1.    LATE PAYMENT INTEREST PENALTIES .........................     15

       9.2.    RATE OF INTEREST PENALTIES ..............................     15

       9.3.    ACCRUAL, CAPITALIZATION AND PAYMENT .....................     15

       9.4.    OTHER LATE AND NON-COMPLIANCE RIGHTS RESERVED ...........     15


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10.    COMPENSATION ....................................................     15

11.    TAXES AND EXPENSES ..............................................     16

       11.1.   INDIRECT TAXES ..........................................     16
       11.2.   TAX ON CORPORATIONS OF THE FINANCING AGENCY .............     16
       11.3.   NET PAYMENT OF TAXES AND EFFECT ON THE GROSS ............     16
       11.4.   OTHER COSTS AND EXPENSES ................................     16

12.    ADDITIONAL COST AND ILLEGALITY SUPERVENED .......................     17

       12.1.   ADDITIONAL COST..........................................     17
       12.2.   ILLEGALITY SUPERVENED ...................................     17

13.    DECLARATIONS OF THE GUARANTEED PARTY AND GUARANTOR ..............     18

       13.1    DEMONSTRATIONS ...........................................    18
       13.2    VALIDITY OF DEMONSTRATIONS ...............................    19

14.    OBLIGATIONS OF THE GUARANTEED PARTY AND OF ADDITIONAL
       SHAREHOLDERS OF PAYMENT OBLIGATIONS ..............................    19

       14.1    OBLIGATIONS OF INFORMATION ...............................    19
       14.2    OBLIGATIONS OF THE GUARANTEED PARTY TO DO OR NOT DO ......    19
       14.3    OBLIGATIONS OF THE SHAREHOLDER ...........................    21

15.    EARLY PAY OFF ....................................................    21

       15.1.   EARLY PAY OFF SUPPOSITIONS ...............................    21
       15.2.   EFFECTS OF TOTAL EARLY PAY OFF ...........................    22

16.    PERSONAL GUARANTEE ...............................................    22

17.    LIQUIDATION OF THE SUM OWED AND JUDICIAL EXECUTION ...............    23

       1.7.    LIQUIDATION AND EXECUTION AGAINST THE GUARANTEED PARTY ...    23
       1.8.    LIQUIDATION AND EXECUTION AGAINST THE GUARANTOR ..........    24

18.    COMPENSATION .....................................................    24

19.    COMPUTATION OF DEADLINES .........................................    24

20.    NOTIFICATIONS ....................................................    25

21.    CESSIONS .........................................................    26

       21.1    CESSION BY FINANCIAL ENTITIES ............................    26
       21.2    CESSION BY THE GUARANTEED PARTY AND THE SHAREHOLDER ......    26

22.    CONFIDENTIALITY ..................................................    26

23.    JURISDICTION .....................................................    27

24.    APPLICABLE LEGISLATION ...........................................    27

ANNEX 1 .......................................[ERROR! MARKER NOT DEFINED]   29

ANNEX 2 .................................................................    29

ANNEX 3 .................................................................    30


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PETITION FOR DISBURSEMENT ...............................................    29

ANNEX 3 .................................................................    30

NOTIFICATIONS ...........................................................    30



                                       4
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In Madrid on September 26, 2006

                                    APPEARING

PARTIES OF THE FIRST PART:

(i) FINANZAS DOS, S.A. (hereinafter the "GUARANTEED PARTY"), a corporation of Spanish nationality, domiciled at Calle Juan de Mena, No. 8, C.I.F. A-80062755, represented in this act by Mr. Jorge Vega-Penichet Lopez, of legal age and D.N.I. No. 02195235T, and by Mr. Valentin Montoya Moya, of legal age and D.N.I. No. 50539787R, in their function as legal representatives with sufficient powers to enter into this Contract as accredited by means of a protocol document of corporate agreements notarized by Madrid Notary Mr. Manuel Rodriguez Marin on September 20, 2006, under No. 2,932 of his protocol.

(ii) ACCIONA DOS, S.A. (hereinafter the "SHAREHOLDER"), a corporation of Spanish nationality, domiciled at Avenida de Europa 18 and C.I.F. A-08001851, represented in this act by Mr. Valentin Montoya Moya, of legal age and D.N.I. No. 50539787R, and by Mr. Juan Gallardo Cruces, of legal age and D.N.I. No. 691950H, in their function as legal representative with sufficient powers to enter into this Contract as accredited by means of a protocol document of corporate agreements notarized by Madrid Notary Mr. Manuel Rodriguez Marin on October 26. 1998, under No. 2,911 of his protocol.

(iii) BANCO SANTANDER CENTRAL HISPANO, S.A. (hereinafter the "FINANCING ENTITY"), a corporation of Spanish nationality, domiciled at Paseo Pereda, 9-12, 39004 Santander, Cantabria, C.I.F. A-39000013, represented in this act by Ignacio Dominguez-Adame Bozzano, of legal age and D.N.I. No. 1,391,826M, and by Jose Antonio Aguirre Fernandez, of legal age and D.N.I. No. 7,490,875-M, with sufficient powers to enter into this Contract.



                                    DECLARE:

I. That the Guaranteed Party wishes to acquire on the market a maximum of 105,875,211 shares of the corporation ENDESA, S.A. (the "CORPORATION AFFECTED"), which constitutes 10 % of its corporate capital (the "ACQUISITION").

II. That, in order to finance the Acquisition until the time that the long-term financing materializes, the Guaranteed Party has requested of the Financing Entity a bridge credit in an amount up to (euro) 3,475,000,000.

III. That the Shareholder has made a commitment in solidarity to consolidate the obligations of the Guaranteed Party in virtue of the bridge credit referred to in the exposition above.



                                     CLAUSES

1.       AMOUNT AND PURPOSE OF THE BRIDGE CREDIT

1.1.     AMOUNT

         Subject to the terms and conditions set forth in this Contract, the Financing Entity grants to the Guaranteed Party, which accepts, a credit, commercial in nature (the "BRIDGE CREDIT") for a maximum amount of (euro) 3,475,00,000 (THREE BILLION FOUR HUNDRED SEVENTY-FIVE MILLION EUROS) (the "AMOUNT OF THE CREDIT"):



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         The  Guaranteed  Party  commits  itself to employ the Bridge  Credit in accordance with the terms and conditions established in the present Contract, to repay the principal provided and to pay the interest; furthermore, it is committed to satisfy the commissions, costs, taxes and expenses assumed in the Bridge Credit and to comply with its other obligations in accordance with the provisions of the present Contract.

1.2.     PURPOSE

         The Bridge Credit shall be devoted exclusively to finance

         (i) the purchase price of the shares of the Corporation Affected that are acquired by the Guaranteed Party in the framework of the Acquisition;

         (ii) expenses associated with the Acquisition; and

         (iii) interest, commissions and other expenses generated by this Contract.

2.       DISBURSEMENT OF THE BRIDGE CREDIT

2.1.     DISBURSEMENT CONDITIONS

         The Guaranteed Party may obtain of the Bridge Credit in one or more parcels (each one of them a "DISBURSEMENT") so long as the following conditions are met with respect to each of them, not only on the date of the request for the corresponding disbursement but also on the date projected for the pay out of that disbursement:

         (a) The formal declarations made by the Guaranteed Party and the Shareholder in Clause 13 continue to be certain, correct and truthful in their entirety.

         (b) There are no causes for the early resolution of this Contract in conformity with Clause 15 and neither are any such causes going to arise as a consequence of the Disbursement.

         In addition, in the case of Disbursements for purposes established in paragraphs (i) and (ii) of Clause 1.2, they must also comply with the following conditions:

         (a) The Financing Entity must have received from the Guaranteed Party either a purchase order for the shares of the Corporation Affected (in its function as credit entity member of the Madrid Stock Market), or the confirmation of a stock purchase order to purchase shares of the Corporation Affected executed by some other intermediary (a "PURCHASE ORDER").

         (b) The disbursement is devoted to pay for shares of the Corporation Affected and to pay the expenses of intermediation.

2.2.     DISBURSEMENT OF BRIDGE CREDIT

         The Bridge Credit must be disbursed by the Business Day prior to the Date of Final Maturity.

         Each request for a Disbursement must be linked to one of the purposes established in Clause 1.2. Disbursements devoted to the purposes established in paragraphs (i) and (ii) of Clause 1.2 may take place only with a prior request to such effect by the Guaranteed Party. Disbursements devoted to the purposes established in paragraph (iii) of Clause 1.2 shall be realized automatically in conformity with the provisions of Clause 2.3.2.

         If a Disbursement should be devoted to the purposes established in paragraphs (i) and (ii) of Clause 1.2 the date of delivery of the funds requested shall be the date communicated in the corresponding request for Disbursement, which must necessarily coincide with the date on which the price of the shares to which the Disbursement applies, as well as the corresponding expenses associated with the stock purchase, must be paid. For those Disbursements the purpose of which is established in paragraph (iii) of Clause 1.2, the date of delivery of the funds shall be the date on which the corresponding interest, commissions and expenses are owed by the Guaranteed Party (in all cases, the date of the delivery of the funds shall be considered as the "DATE OF DISBURSEMENT") with respect to each Disbursement.



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         The request for  Disbursement,  which must be received by the Financing
         Entity by at least the second Business Day prior to the Date of Disbursement, shall be in conformity with the model attached hereto as ANNEX I; it shall be irrevocable, as the Guaranteed Party is obliged to avail itself of the amount solicited on the date and in the quantities indicated, and it must be signed by a person or persons with sufficient powers to represent the Guaranteed Party.

         In no case may the amount of a Disbursement, when added to the amounts of Disbursements that may have been made earlier, amount to more than the Amount of the Credit.

2.3.     DELIVERY OF THE FUNDS OF THE DISBURSEMENT

2.3.1. DISBURSEMENTS DESTINED TO THE PURPOSES ESTABLISHED IN PARAGRAPHS (I) AND (II) OF CLAUSE 1.2:

         The funds disbursed to the Guaranteed Party with respect to the Disbursements destined to the purposes established in paragraphs (i) and (ii) of Clause 1.2 must be disbursed on the corresponding Date of Disbursement, which will be the date of the payment for the purchase of the stock the financing of which was the reason that the Disbursement was requested (along with the satisfaction of expenses associated with the stock purchase, as the case may require).

         The funds disbursed shall be applied by the Financing Entity directly to the payment of the price of acquisition of the shares of the Corporation Affected and to the other expenses associated with the acquisition; that payment shall be realized, when appropriate, through the compensation and liquidation systems or, as the case may be, outside those systems if the holder of the shares of the Corporation Affected has accepted the transfer in that manner.

         The Financing Entity may refuse to deliver the funds the object of the Disbursement that do not have the destination provided for in this Clause or if there has not been full compliance with the provisions of Clause 2.1.

2.3.2. DISBURSEMENTS DESTINED TO THE PURPOSES ESTABLISHED IN PARAGRAPH (III) OF CLAUSE 1.2:

         Disbursements destined to the purposes established in paragraph (iii) of Clause 1.2 shall be realized through a debit of the amounts owed by the Guaranteed Party for the concept of interest, commissions and expenses derived from the present Contract applied against the Bridge Credit. That Disbursement being expressly authorized by the Guaranteed Party to that effect, once the Financing Entity has carried out the Disbursement, it shall be binding upon the Guaranteed Party, the Guaranteed Party being obliged to repay the amounts disbursed on its behalf on the date, in the amount and under the other conditions indicated in this Contract.

         The aforesaid debit shall be realized on the same date on which the interest, commissions and/or expenses in question are owed by the Guaranteed Party under the present Contract.


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         The Guaranteed  Party  recognizes and accepts that the payments carried out in conformity with the stipulations of this Clause shall produce all the legal effects of delivery of funds and will imply the most efficacious letter of payment and recognition of the delivery of the funds charged to the Disbursement on behalf of the Guaranteed Party.

3.       SPECIAL BRIDGE CREDIT ACCOUNT

         The Financing Entity shall open a special account in which it will record each one of the Disbursements, the accruals and the payments that are effected with respect to the Bridge Credit.

         The following items shall be posted to this account, as appropriate:

         DEBITS:

              - The amounts disbursed for the Guaranteed Party by way of Bridge Credit principal; and

              - The interest, commissions and any other debits accrued and charged to the Bridge Credit; being authorized to post annotations that correspond to amounts that accrue each day pending maturity or to group the debits in periods of time of any length;

         CREDITS:

              -   The  payments   received  by  the  Financing  Entity  for  the
                  liquidation or amortization of obligations arising from the Bridge Credit;

         The balance of the therefore account establishes the liquid amount the Guaranteed Party owes to the Financing Entity at all times as a consequence of the Bridge Credit.

4.       INTEREST

4.1.     ACCRUAL AND PAYMENT OF INTEREST

         The amount of the Bridge Credit disbursed and pending repayment shall be subject to daily interest based on a year consisting of three hundred sixty (360) days, which will be calculated in conformity with the provisions of Clause 4.7.

         The rate of interest shall be fixed separately for each Interest Period, applying the corresponding rate to the principal of the Bridge Credit during the period in question.

         Interest accrued during each one of the Interest Periods shall become due and payable on the last day of the corresponding Interest Period, without the necessity of any prior billing, in the manner established in Clause 7 of this Contract."

4.2.     INTEREST PERIODS

         The time included between each Disbursement Date and its Final Due Date shall be divided into successive periods of time with the name "INTEREST PERIODS.

         The  duration  of  the  Interest   Periods  that   correspond  to  each
         Disbursement shall be in conformity with the following rules:

         (a) Interest Periods shall have a duration of one (1) or three (3) months, at the option of the Guaranteed Party.

         (b) The first Interest Period of each Disbursement shall begin on the corresponding Disbursement Date. Each one of the following Interest Periods of the aforementioned Disbursement shall begin on the last day of the immediately prior Interest Period of that Disbursement. A new Interest Period shall begin at the end of each Interest Period. For the purposes of accrual, calculation and liquidation of interest during the different Interest Periods, the first day of the period shall be understood and included and the last day as excluded.


                                       8
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         (c)  The dates fixed in this Contract for the realization of any payment that should come to fall on a non-business day shall be understood as transferred to the first immediately following Business Day, unless that Business Day should fall within the following month on the calendar; in that case it shall be understood to be transferred to the Business Day immediately prior to the due date. If that should bring about a greater or lesser duration of an Interest Period during a time period that should conclude on the payment date, the extension or reduction of the period of time thus caused is to be deducted, or added, from or to, respectively, the period immediately following that is continuous with the period coming due.

              The exact computation of each Interest Period shall be carried out in conformity with the rules, practices and conventions in effect at the time on the Euro Monetary Market. The following Interest Period shall end on the same date as the date that would have corresponded to it had there been no adjustment of the immediately prior Interest Period in accordance with the rules mentioned here.

         (d) The duration of the Interest Periods shall necessarily be adjusted in regard to having their conclusion coincide with their Final Due Date.

         (e) Until the end of the Disbursement Period the duration of the Interest Period of the second and successive Disbursements shall be for a period of time equal to the time measured between the date of the Disbursement in question and the due date of the Interest Period in effect at that time. Consequently, on that due date the totality of the Disbursements in effect at that time shall be consolidated into one single Disbursement.

              As a consequence of the provisions of paragraphs (d) and (e) above, the duration of an Interest Period may differ from those provided for in paragraph (a) and have a duration of weeks or days, less than one (1) month.

4.3      ELECTION OF THE DURATION OF INTEREST PERIODS

         The Guaranteed Party shall communicate to the Financing Entity the duration it chooses for a new Interest Period before 10:30 a.m. on the fifth Business Day prior to the beginning of each Interest Period that begins, within the options indicated in paragraph 4.2, sub-paragraph
         (a) and with the other limitations established above. If it does not choose, it shall be understood to be opting for the duration of the Interest Period to be three (3) months (or, as the case may be, for that other, lesser period that complies with the provisions of paragraph 4.2, sub-paragraph (d) above).

4.4      RATE OF INTEREST

         A)   REFERENCE INTEREST RATE AND MARGIN:

              The rate of interest shall be equal to the sum of (a) the "REFERENCE INTEREST RATE" plus (b) the "MARGIN."

              The Reference Rate of Interest applicable (the "REGULAR REFERENCE INTEREST RATE") shall be EURIBOR, calculated in conformity with the provisions of paragraph D) of this Clause.

              Lacking the Regular Interest Rate, the Reference Interest Rate shall be the result of the rates quotations calculated by Reference Entities in conformity with the provisions in paragraph
              E) of this Clause ("PREFERRED SUBSTITUTE REFERENCE INTEREST RATE"); and lacking that, the Reference Interest Rate shall be that agreed to by the Parties in conformity with the provisions in paragraph F) of this Clause ("SUBSIDIARY SUBSTITUTE REFERENCE INTEREST RATE").

              Substitute Reference Interest Rates, whether Preferred or Subsidiary, shall be applied throughout the duration of the Interest Period to which that rate may be applied, the duration to be determined by the rate in question. The application of the Substitute Reference Interest Rate shall cease at the moment on which an Interest Period begins during which there is an absence of the exceptional circumstances that had given rise to their application; the applicable Regular Reference Interest Rate is therefore reinstated as of that moment.


                                       9
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              The rate of interest that results from the addition of the Margin to the Reference Interest Rate shall be increased by:

              - the amount of any tax or surcharge imposed by a state or non-state, present or future, that affects the obtaining of funds on the Euro Monetary Market; and

              - as the case may be, the following duly justified costs of obtaining of funds on the Euro Monetary Market in the form of
                  (i) intermediation brokerage commission; and (ii) fund transfer costs.

         B)   MARGIN:

              "MARGIN" is understood to be 25 (TWENTY-FIVE) base points that shall be added to the Reference Interest Rate.

         C)   REGULAR REFERENCE INTEREST RATE

              "EURIBOR" (EURO INTERBANK OFFERED RATE) is understood as the reference rate of interest of the Euro Monetary Market that results from the application of the convention in effect at the moment in question under the auspices of the FBE (FEDERATION BANCAIRE DE L'UNION EUROPEENE) and the FINANCIAL MARKET ASSOCIATION (ACI) published at the present time on the Reuter "EURIBOR 01" screen, or whatever convention may replace that screen at the time, at approximately 11:00 a.m. on the morning of the second Business Day immediately before the day that begins each Interest Period, for deposits in Europe for a period of time equal to the Interest Period in question with deliver of funds on the second Business Day after the day the rate is fixed, in accordance with the calendar of TARGET (TRANS-EUROPEAN AUTOMATED REAL-TIME GROSS SETTLEMENT EXPRESS TRANSFER SYSTEM).

              In case, due to extraordinary circumstances or any other cause, the EURIBOR quotation is not available for the period of time requested by the Guaranteed Party or the period of time that may be applicable in accordance with the provisions of this Contract, in spite of such period of time being one of those usually quoted in that market, but there is a quotation for another period of time of inferior duration, the Reference Interest Rate to be taken shall be that of those quoted in conformity with the convention and on the screen indicated (or on the source of information that may replace that panel) that corresponds to the period immediately inferior in duration to the corresponding period requested by the Guaranteed Party. The duration of the Interest Period shall necessarily be in conformity with that of the Reference Interest Rate period.

              For the specific case of Interest Periods that, due to the effect of the adjustments of duration required by Clause 4.2, have a duration other than those of the periods for which reference rates are usually offered in conformity with the convention and on the screen indicated in the paragraph above, the rate of interest applicable to such a period shall be calculated by means of a lineal interpolation of the two types that correspond to the period immediately inferior in duration and to the one immediately superior among the quotations usually offered; if there is no immediately inferior period, the rate of the immediately superior period shall be taken.


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         D)   PREFERRED SUBSTITUTE REFERENCE INTEREST RATE:

              In the event that it is not possible to determine the Ordinary Reference Interest Rate applicable to an Interest Period as per the terms of item C) above, then the Financing Entity will inform the Borrower of this circumstance, and the reference interest rate shall be the "PREFERRED SUBSTITUTE REFERENCE INTEREST RATE" determined in accordance with the quotations provided by the Reference Entities.

              The Preferred Substitute Reference Interest Rate shall be calculated as the arithmetic mean of the interest rates notified (either publicly or to the Financing Entity) by Banco Popular, Banco Sabadell and Barclays (hereinafter, the "REFERENCE ENTITIES") as the rates being offered to first-line banks in the Euro Currency Market [for] Constitution of Euro deposits over a period equal to the duration of the Interest Period in question, at approximately 11:00 a.m. on the second Working DAY immediately prior to the commencement of the Interest Period in question. In the event that any of the Reference Entities does not provide its interest rate, the Substitute Interest Rate shall be calculated on the basis of the race provided by the remaining Reference Entities. And, if only one of the Reference Entities can provide its interest rate, then that is the rate to be used.

              Whether due to extraordinary circumstances or some other reason, no rate quotation is supplied by any of the Reference Entities for deposits over the same period requested by the Borrower or if such rate is not acceptable as per the terms of this Contract, in spite of being one of the rates usually quoted by the Euro Currency Market, but a rate is supplied instead for another lesser period, then the Reference Interest Rate shall be deemed to be the rate quoted by at least two of the reference entities for a period as usually quoted in that respective market, with a duration immediately less than the duration requested. The duration of the Interest Period shall be strictly adjusted to the period corresponding to the Reference Interest Rate.

              In the particular case of Interest Periods which, due to the adjustments in duration required by clause 4.2, have a duration other than the periods over which reference rates are usually offered, the interest rate applicable to that period shall be calculated via linear interpolation between the two interest rates corresponding to the period of immediately lesser duration and immediately greater duration, respectively, than the Interest Period; the rates used in this calculation are to be taken from amongst those usually used in this sector and for which quotations are supplied by at least two of the Reference Entities; if no lesser period exists, the rate quoted for the greater period shall apply.

              Reliable proof of the Substitute Reference Interest Rate will be constituted by releases published by or addressed to the Financing Entity by the Reference Entities. Substitution of the Reference Entities is possible via a new appointment proposed by the Financing Entity and accepted by the Borrower, who may not oppose such designation if the new Reference Entity (i) is a member of the panel of banks that quote on the EURIBOR, as either listed or mentioned at any time on the web page www.euribor.org for Euro deposits; and (ii) is not the Financing Entity itself.

              In the event that any of the Reference Entities merges with, or is acquired by, any other credit institution, then the new resulting entity - or the acquirer, as the case may be - shall substitute the former entity for the purposes of this Contract. If any of the Reference Entities undergoes a split off, then all the entities resulting from that split off that continue to exist as credit institutions shall be deemed to be Reference Entities.

              In the event that any of the Reference Entities is dissolved or ceases to exist for any cause other than those described in the preceding paragraph, or if BANCO SANTANDER CENTRAL HISPANO, S.A. [...] in its capacity as Financing Entity


                                       11
[INITIALS]
              under this Contract, then the credit institution selected to replace the missing reference entity shall be chosen in accordance with the preceding rules.

         E)   ALTERNATE SUBSTITUTE REFERENCE INTEREST RATE:

              In the event that it is not possible to determine the Preferred Substitute Interest Rate for an Interest Period, the Financing Entity will notify the Borrower of this circumstance, and the Reference Interest Rate shall be as negotiated and determined in good faith by the Borrower and the Reference Entity within a period of 15 Working Days; if, following this period, the Parties have not reached agreement concerning the Alternate Substitute Reference Rate, the Bridging Loan shall be rendered without effect whatsoever and the Borrower is obligated thereafter to repay the loan together with the interest accrued at the last Reference Interest Rate, in addition to any other amount owing by the Borrower under the Contract.

4.5.     CALCULATION AND NOTIFICATION OF INTEREST RATE

         The Financing Entity will calculate the Reference Interest Rate applicable for the corresponding Interest Period, and will notify the Borrower of this rate on the same day it is set.

         The Reference Interest Rate set by the Financing Entity shall be binding upon the Borrower, except in the case of error.

         In the case of a proven error in the calculation of the Reference Interest Rate shown to exist at any time during the Interest Period under way, such error shall be immediately corrected by the Financing Entity, with the effects of such correction to apply from the initial date of application of the erroneous rate.

4.6.     EQUIVALENT ANNUAL RATE

         For informative purposes, as per the requirements of Banco de Espana Circular 8/1990, published in Official State Gazette [BOE] number 226 on September 20th 1990, as expressed in the wording of Circular 4/1998 of January 27th 1998, it is hereby noted that the annual equivalent rate corresponding to the nominal interest rate applicable to this Bridging Loan shall be determined in accordance with the formula set out in Annexure V of said Circular, as per the new system of mathematical symbols contained in Banco de Espana Circular 13/1993 of December 21 1993, which is herewith deemed expressly reproduced. This calculation shall exclude taxes and expenses.

4.7.     CALCULATION

         The total amount of interest on the pending principal that shall be paid daily to the Financing Entity shall be calculated, for each Drawdown, in accordance with the following formula:
                                      Interest =        P x ANIR x d
                                                        ------------
                                                                 36,000

         Where

                   "P" is the amount of the pending principal for each Drawdown.

                   "ANIR" is the applicable nominal Interest Rate for the Interest Period in question

                   "d" is the number of days comprising the Interest Period in question


                                       12
[INITIALS]

5.       ARRANGEMENT FEE

         The  Financing  Entity shall receive an  arrangement  fee in the sum of
         (euro) 1,737,500, which must be paid by the Borrower on the same date as the first Drawdown is made.

6.       REPAYMENT TERMS

6.1. ORDINARY REPAYMENT

         The total amount of the Bridging Loan shall be repaid by the Borrower on February 28th 2007 (the "Final Maturity Date").

         On the same date, the Borrower must reimburse the total amounts owing under this Contract including, in addition to repayment of the principal, the respective interest, penalty interest, commissions, fees, taxes, expenses and any other amount owed by the Borrower under the terms of this Contract.


6.2. VOLUNTARY PREPAYMENT

         The Borrower may voluntarily repay the Bridging Loan in advance, either in whole or in part, without premium or penalty, provided that the following conditions are met:

         (a) That the Borrower notifies the Financing Entity of its decision (which shall be irrevocable), to be received in writing not less than ten (10) Working Days prior to the date on which it is proposed to make the voluntary prepayment in question.

         (b) That said notification specify the amount to be repaid, which is to be equal to the total active remaining balance of the Bridging Loan, or, failing this, a minimum sum of E 10,000,000 or if a larger quantity is proposed, multiples of this amount.

         (c) That the prepayment date coincides with a maturation date of an Interest Period.

         Said notification shall be binding an irrevocable for the Borrower, which shall be obligated to make effective payment of the amount due.

         The amounts repaid can in no case be drawn down again by the Borrower.

         When on the maturation date of a Interest Period, repayments are made of Drawdowns whose Interest Periods mature on a different date, then pursuant to the terms of clause 10 (a), the Borrower must pay to the Financing Entity any breaching costs that the prepayment of the said Drawdowns may generate.


6.3.  PREPAYMENT BY REFINANCING

         Any new financing that substitutes the present financing in its entirety shall cause advance termination and repayment of the loan, together with payment of the interest accrued, without premium or penalty, on the same date as this occurs, provided that the Financing Entity participates in said refinancing, together with other lending entities.

         The date of any prepayment made under the terms of this clause must coincide with a due date of the Interest Period.

         The amounts repaid can in no case be drawn down again by the Borrower.


                                       13
[INITIALS]

         When, on an Interest Period due date, repayments are made of Drawdowns whose Interest Periods mature on a different date, then under the terms of clause 10 (a) the Borrower must pay the Financing Entity any breaching costs that the prepayment of the said Drawdowns may generate.

7.       PAYMENTS

         On each date when the Borrower must pay any sum owing under the terms of this Contract, it shall do so before 10 a.m. that day without need for prior request, with [the] value [calculated on] that same day according to Banco de Espana valuation rules.

         For the purpose of effecting any payment owing under this Contract, the Borrower must possess sufficient funds in the current account opened to this effect with the Financing Entity, which is irrevocably authorized to debit this account for any amount owing.

         Payments thus made by the Borrower to the Financing Entity shall constitute the most effective form of payment receipt in favor of the Lender.

         The amounts owing under this Contract shall be paid by the Borrower in Euros.

8.       APPORTIONMENT OF PAYMENTS

         All payments made by the Borrower to the Financing Entity under the terms of the present Contract, shall be apportioned over the following categories and in the same of order as shown below:

         (a)  Default Interest.

         (b)  Ordinary Interest Accrued and Due.

         (c)  Expenses Described under Clause 11.

         (d)  Commissions.

         (e)  Taxes.

         (f)  Additional Costs Described under Clause 12.

         (g)  Legal Costs.

         (h)  Capital.

         Within each of the preceding categories, apportionment of payments shall commence with the oldest debts; however in no case shall payment made for particular debts signify the waiving of others, even if these are older, or whether they arise under the same or another category.

         In particular, and even if the right to the agreed interest is not expressly reserved, the receipt by the Financing Entity of any payment on the principal of the Bridging Loan shall not extinguish the payment obligation of the interest owing by the Lender, which shall continue to remain payable.


                                       14
[INITIALS]

9.    BREACH ON MEETING OBLIGATIONS

9.1.  PENALTY INTEREST

         Any sum of money not paid upon its due date shall automatically accrue default interest, or penalty interest, in accordance with the terms of article 316 of the Commercial Code, at the rate as specified below.

         No prior payment demand by the Financing Entity shall be necessary for such breach to be declared.

9.2.  PENALTY INTEREST RATE

         The penalty interest rate applying to any due and unpaid amount shall be calculated by adding one (1) percentage point to the interest applicable at each moment to the sums owing, from the date on which breach has occurred until full payment is made.

         In the event that the breach of payment concerns any category other than the principal of the Bridging Loan, and if at that moment there are different interest rates applying to the amounts drawn down on the Bridging Loan, the default interest applying to these sums shall be calculated by adding one (1) percentage point to the average interest value of all those in force for the different drawdowns.

9.3.  ACCRUAL, COMPOUNDING AND PAYMENT

         Default interest shall accrue daily on sums whose payment is overdue, on the basis of a 360-day year and according to the number of days effectively transpired; said interest shall be computed and paid monthly in arrears from the moment default occurs until the date on which it is ceases.

         Default interest that is due and unpaid shall be compounded monthly (including the date that default ceases and the date on which payment on account is made), as per the terms of article 317 of the Commercial Code.

9.4.  OTHER RIGHTS ARISING FROM DEFAULT OR BREACH

         The terms of this clause may not be interpreted as any waiving or weakening of the rights corresponding to the Financing Entity as a result of non-payment, as established under other clauses of this Contract.

10.   INDEMNITY

         The Borrower undertakes to indemnify the Financing Entity:

(a) Against any damages or losses it may suffer arising from the occurrence of any Event of Accelerated Maturity and, if applicable, a statement of accelerated maturity and the receipt of any sum on a date other than the date it ought to have been received if the Contract had been fulfilled by the Borrower without incident. To this effect, and without prejudice to the possible consequences arising from breach of this Contract, the Borrower shall pay the Financing Entity such damages it may incur as a result of repayments or payments made on a day different to the normal maturation date of the obligation, or a day that is not the final day of an Interest Period; such damages shall in all cases include Breach or Funding Costs, subject to their due verification.

         Breach or Funding Costs shall be understood to mean (i) the loss incurred by Financing Entity expressed as the differential between the investment of the prepaid amounts on the Euro Currency Market, and the cost of those funds which would have been used


                                       15
[INITIALS]
              in determining the interest rate for the Interest Period in which the prepayment was made; and (ii) any other losses to the Financing Entity arising as a direct result of the cancellation, renewal or alteration of the liability operations directed at financing the present operation.

         (b) against any cost that any of them incur as a result of obtaining the necessary funds to fulfill a request for a Drawdown which is not delivered to the Borrower for causes attributable to the borrower; and

         (c) against any damages or losses it may incur for acting upon or giving credit to any notification made by the Borrower.

11.   TAXES AND EXPENSES

11.1.    INDIRECT IMPOSTS

         All imposts, taxes, contributions, levies, fees and charges of any nature, present or future, which apply to the formalization, application, performance and extinction of this Contract, or to its fulfillment, are to be borne exclusively by the Borrower.

11.2.    COMPANY TAX INCURRED BY FINANCING ENTITY

         In all cases the Company Tax incurred by the Financing Entity shall be payable by it.

11.3.    PAYMENTS NET OF TAXES AND WRITTEN TO GROSS ACCOUNTS

         All payments made by the Borrower under this Contract by way of repayments, interest, commissions, expenses or any other kind, shall be net of any type of tax, charge or burden and must be made without any deduction whatsoever, with all such amounts to be borne by the Borrower, excepting the taxes described under clause 11.2.

         If the Borrower should be legally impelled to make some withholding or payment on account of any kind concerning the interest payments it must make under the present Contract, the Borrower shall increase said interest payments in the necessary amount so that, once the withholding or payment on account has been made, the Financing Entity receives an amount equal to the amount owing, as if the said withholding or payment on account had never existed. In such event the Borrower shall, as soon as possible, forward verification to the Financing Entity of the payments made to the corresponding authority.

         In the event that, following an additional payment by the Borrower under the terms of the present clause, the Financing Entity effectively and definitively recovers all or part of the amount that was withheld or debited on account and gave rise to the aforesaid additional payment, then the net amount recovered shall be delivered to the Borrower. The foregoing shall in no way entitle the Borrower to access the accounting books and records of the Financing Entity except in the context of a dispute before the courts.

1.1.4.   OTHER COSTS AND EXPENSES

         Independently of the payment obligations acquired under this Contract in respect of the principal, interest, commissions and indemnities, the Borrower assumes the obligation to pay any other expenses, brokerages, imposts, levies, tariffs, duties, charges, fees and all such other present or future items that may arise or accrue as a consequence of the formalization, amendment, performance or extinction of the present Contract, specifically including:


                                       16
[INITIALS]

         (a) The fees, brokerages and disbursements charged by any public notaries involved in the making of this Contract, in addition to any modifications or notifications, official demands or procedures necessary for the fulfillment thereof.

         (b) The Borrower shall in all cases bear the expenses of any audit or public registration of the Contract, the obtaining of transcriptions or originals audited BY the Notary for the Financing Entity. Via the present undertaking, the Borrower authorizes the Financing Entity to obtain, at the Borrower's expense, howsoever many copies and certifications of agreement with notarial records it may require, with due reference to the requirements of the Law of Civil Procedures to permit enforcement, and may request such items of its own accord, on behalf of and expressly authorized by the Borrower, to which effect the borrower accordingly confers this right and gives its express and irrevocable consent.

         (c) All taxes, levies, surcharges and tariffs, whether federal, provincial, local, or regional which attracted now or in future by the Contract and the constitution, modification, performance and extinction thereof.

         (d) Such expenses, costs and tariffs, legal or otherwise, including attorney fees and counsel retainers that arise as a direct consequence of this Contract and are incurred when, in response to a breach by the Borrower, the Financing Entity engages in defending, conserving or claiming any of its rights stemming from the present Contract.

12.   ADDITIONAL COST AND UNFORESEEN ILLEGALITY

12.1.    ADDITIONAL COST

         In the event that, owing to a legal or regulatory provision, whether federal or otherwise, the Financing Entity is subjected to obligations (such as ratios, reserves or statutory deposits, etc.) which imply a reduction or negative variation in the profitability of the operation for the Financing Entity or; involves an increase in the cost of the funds acquired on the market used by the Financing Entity for the financing of the present Contract, or; if limitations are imposed, whether on the interest rate or commissions, or limitations of some other kind, yielding a reduction in the revenues to which the Financing Entity is entitled under this contract, the Borrower shall be obliged to compensate the Financing Entity to the same extent as the cost of the aforementioned funds increases and the revenues decrease. For this to apply the Financing Entity must provide documentary verification that it has incurred the aforementioned cost increase or revenue reduction, and give a detailed and justifiable assessment of such increased costs or reduced revenues, provided that this does not contravene the law.

         Conversely, if OWING to analogous provisions the Financing Entity should no longer be subject to certain obligations (such as ratios, reserves or statutory deposits, etc.), causing an increase or positive variation in the profitability of the operation for the Financing Entity, or a reduction in the cost of the funds acquired on the market used by the Financing Entity for the financing of the present Contract, or; if limitations are removed, whether on the interest-rate or commissions, or limitations of some other kind, yielding an increase in the revenues to which the Financing Entity is entitled under this contract, and provided these circumstances suppose an additional benefit to the Financing Entity, then it shall be obligated to compensate the Borrower by returning to it the real proven advantage perceived by the Financing Entity.

12.2.    UNFORESEEN ILLEGALITY

         When the fulfillment of any of the obligations arising under this Contract entails violation by the Financing Entity of any legal or regulatory provision, or legally-ordered regulatory measure, or binding interpretative opinion issued by a competent


                                       17
[INITALS]
         official authority or body, then after notifying the Borrower of the circumstances causing said violation or illegality, the Financing Entity may declare all of its obligations canceled within not more than thirty (30) Working Days from the date of notification to the Borrower, or within the maximum period allowed by the legislation in respect of the corresponding innovation or alteration, should that be the lesser.

         The Financing Entity shall adopt all reasonable measures in order to avoid or mitigate the effects of the circumstances described in the present clause, and shall consult with the Borrow in good faith in order to find the means to achieve the aforesaid outcome, including - if so agreed by the Borrower - the transfer of its participation in the present Contract to some other credit entity or entities not affected by the circumstances in question.

         Should it not be possible to find a satisfactory alternative measure for the Financing Entity, the borrower shall be obliged to reimburse the Bridging Loan to the Financing Entity and, at the same time, effect payment of the corresponding interest calculated up to the date when payment effectively takes place, in addition to the expenses (including Breach or Funding Costs) and all other quantities which the Borrower is obliged to make good to the Financing Entity under this Contract.

13.   REPRESENTATIONS OF THE BORROWER AND THE SHAREHOLDER


13.1.    REPRESENTATIONS

         The Borrower and the Shareholder make the following representations in favor of the Financing Entity, said representations being deemed essential for the granting of the Bridging Loan

         (a) The Borrower is a corporation validly organized and registered with the Commercial Registry, being a juristic person with sufficient legal capacity and standing to enter into the present Contract and assume all obligations attaching to it under said contract.

         (b) The Borrower possesses all necessary permits, licenses, authorizations and other approvals for pursuing its commercial activities in the manner and to the extent currently conducted by it, and to the best of its knowledge and belief there exists no reason or cause that may result in the revocation of any of the aforesaid permits etc. The present representation does not include any permits, licenses, authorizations and approvals whose absence does not suppose any Significant Detrimental Effect.

              for the purposes of this Contract, "SIGNIFICANT DETRIMENTAL EFFECT" means any fact or circumstance that (i) significantly affects the financial or commercial condition of the Borrower and the capacity of the Borrower to fulfill its payment obligations in respect of the Bridging Loan, or that (ii) implies the invalidity or [in]efficacy of the Contract

         (c) That the subscription and performance of the Contract (i) does not violate any existing legal provision which may apply to the Borrower, the Shareholder or their business or Corporate Bylaws, nor any other contract or undertaking entered into by the Borrower or by the Shareholder (ii) does not require any authorization, approval or registration whatsoever by any person, body or entity to which the Borrower, Shareholder or their business may be subject.

         (d) That the person(s) who are signatories hereto on behalf of the Borrower and the Shareholder are legally authorized to obligate the entity they represent in this Contract.

         (e) That all the information supplied by the Borrower and the Shareholder to the Financing Entity, including financial information, is correct and is a true reflection of their situation, there being no facts or omissions adversely affecting the truthfulness and accuracy of that information.


                                       18
[INITIALS]

         (f) That the Borrower has sufficient legal title to employ the assets necessary to perform its respective commercial activity in the manner it has been performing said activity until now.

         (g) That the Borrower has not assumed any type of financial debt other than the Bridging Loan.

         (h) That, to the best of their knowledge and belief, there is no fact or circumstance having any Significant Detrimental Effect on the Borrower or the Shareholder.

         (i) That the Borrower and the Shareholder have fulfilled all obligations of a commercial, civil (both contractual and extra-contractual), social, labor, environmental and taxation nature, whose non-fulfillment may have a Significant Detrimental Effect.

         (j) That neither the Borrower nor the Shareholder have taken any step towards declaring or causing a declaration of a creditor arrangement or insolvency, cessation of trading, dissolution, receivership or reorganization, nor for the appointment of a trustee, receiver, bailee or similar officer, in respect of all or part of its assets or business.

         (k) That the Borrower and the Shareholder are not subject to any lawsuit, proceedings or measure of an administrative, judicial or arbitration nature whose outcome might reasonably produce a Significant Detrimental Effect.

         (l) That there does not exist any motive whatsoever that may constitute an Event of Accelerated Maturity, or which over time or subject to some notification may constitute an Event of Accelerated Maturity.

         For the purposes of this Contract, "BEST KNOWLEDGE AND BELIEF" means what an organized and diligent businessman ought to know or have known after conducting prudent research.

13.2. EFFECTIVE PERIOD OF REPRESENTATIONS
       The representations set forth in clause 13.1 shall be deemed as reiterated by the Borrower and the Shareholder on the final day of each Interest Period and at each Drawdown with reference to the facts and circumstances existing at that date.

14. OBLIGATIONS OF THE BORROWER AND THE SHAREHOLDER IN ADDITION TO PAYMENT OBLIGATIONS

14.1. OBLIGATIONS   CONCERNING   INFORMATION
       Without prejudice to the other undertakings made in this Contract, the Borrower and the Shareholder undertake to meet the information obligations set forth in this clause.
         (a) Whenever so reasonably requested by the Financing Entity, and as soon as reasonably possible, to provide all information about the Borrower and the Shareholder that is reasonably relevant to verify the truthfulness of their representations and their fulfillment of the obligations contained in this Contract.

         (b) As soon as the Borrower or the Shareholder become aware of the existence of any Event of Accelerated Maturity, to notify the Financing Entity of same.

14.2. POSITIVE AND NEGATIVE COVENANTS OF BORROWER

       Without prejudice to the other undertakings assumed in this Contract, the BorrTower undertakes to fulfill the positive and negative covenants contained in this clause.


                                       19
[INITIALS]

         (a) To use the money from the Bridging Loan for the purposes set forth in clause 1.2.

         (b) Not to commence any procedure aimed at the merger, split-off, liquidation or dissolution of the Borrower, except in the case of corporate reorganizations which exclusively involve companies within the same group as the Borrower.

         (c) To not permit or authorize any transformation of its corporate structure, nor any reduction in its capital stock.

         (d) To not carry out or permit any substantial modification to the activity constituting the corporate purpose of the Borrower.

         (e) To maintain and ensure maintenance of all authorizations, permits, licenses or approvals that may be necessary under any regulation, or required by any authority, for the normal conduct of the Borrower's activities.

         (f) To fulfill, ensure fulfillment and keep effective all contracts and obligations to which it is a party and whose non-fulfillment or termination may have a Significant Detrimental Effect.

         (g) To not grant loans, provide guarantees nor transfer funds in favor of third parties under any legally or economically equivalent arrangement.

         (h) To not assume or acquire any type of financial debt other than that arising under the present Contract.

         (i) To not secure, underwrite or guarantee obligations of third parties.

         (j) To not offer, grant or establish any type of guarantee, pledge, mortgage or any other type of lien or encumbrance upon its rights and assets in favor of third party creditors.

         (k)  To not make capital reductions or purchase its own shares.

         (1) To comply with all applicable legislation of a civil, commercial, administrative, environmental, fiscal or any other nature, and comply with and maintain all permits and authorizations relating to its activity.

         (m) To keep and maintain whatsoever licenses, permits or authorizations as necessary for the normal conduct of its activities, and seek whatsoever licenses, authorizations or permits as may be necessary, either now or in future, for the formalization and fulfillment of this Contract.

         (n) To not distribute dividends to the Shareholder (or remunerate same in any other way in its capacity as shareholder or non-commercial creditor), nor pay the interest or principal on any subordinated debt or loan until such time as the obligations assumed by the Borrower under the present Contract have been completely discharged.

         (o) To not dispose of shares in the Encumbered Company that it may acquire through funds from the Bridging Loan except where, on the maturity date of the Interest Period immediately following the disposal date of said shares, the Borrower allocates the entire amount obtained (net of expenses and taxes) to voluntary prepayment of the Bridging Loan under the terms set forth in clause 6.2 (excepting item (b) thereof, which shall not be applicable to repayments made in accordance with the present clause).


                                       20
[INITALS]

14.3     SHAREHOLDER'S OBLIGATIONS

         Without prejudice to the other obligations assumed in this Contract, the Shareholder undertakes to

         (a) Enforce the affirmative and negative covenants established in clause 14.2 for the Borrower.

         (b) Comply with, enforce and maintain the validity of the contracts and obligations to which it is a party of and whose non-compliance or termination may have a Significant Detrimental Impact.

         (c)  Not to pledge the shares of the Borrower.

15.      EARLY EXPIRATION

15.1     EARLY EXPIRATION EVENTS

         The  events  or   circumstances   listed  below   constitute  cases  of
         non-compliance with the Bridge Loan ("EARLY EXPIRATION EVENTS").

         (a) If  any  payment   obligation,   whether  of  capital,   interests,
             commissions, expenses or any other concept owed by virtue of this Contract, is unpaid by its expiration date.

         (b) If the Bridge Loan is not applied to the purpose agreed upon, whether in total or in part.

         (c) If any significant obligation is not complied with that is not a payment obligation assumed by the Borrower or the Shareholder in the Contract, and in particular, by way of example and without limitation, if any of the obligations included in clause 14 are not fulfilled.

         (d) In the event that the statements made by the Borrower in the Contract are false or, in the event that they are repeated pursuant to the stipulations of clause 13.2, they become false in some substantial aspect.

         (e) If the Borrower or the Shareholder stop paying any debt because of borrowed funds or reimbursable funds obtained through other means (including any debt stemming from cover agreements or derivatives), other than those undertaken in this Contract, for an amount that individually or in its whole is larger than (euro)75,000,000 (or its equivalent in another currency);

         (f) If a legal procedure is filed against the Borrower or the Shareholder which entails the execution or attachment for an amount that, together with the amounts of other procedures with those characteristics, is larger than (euro)75,000,000 (or its equivalent in another currency);

         (g) If, due to a legal stipulation, of a general or special nature, or due to the decision of a competent authority, any of the obligations undertaken by the parties in the Contract turn out to be illegal, or are not valid, binding, claimable or they arise from impossible compliance and, within a maximum term of thirty (30) natural days, an alternative solution is not agreed upon between the Borrower and the Financial Entity.

         (h) If the Borrower or the Shareholder submit a request to be declared in suspension of payments, bankruptcy or bankruptcy proceedings or if, under the proceedings of a third party request, it is admitted through legal resolution, or if any of said companies is subject to receivership or legal attachment, or it is the object of seizure or intervention, or if its shares or a substantial part of its assets are expropriated, or if it acknowledges its incapacity to settle its debts on expiration, or if a re-negotiation is initiated for all or a substantial part of its payment obligations, or any other action or similar act is performed,


                                       21
[INITIALS]
             whether legal or private, which may produce similar effects, or that due to any reason the Borrower or Shareholder's insolvency situation becomes evident and, when filed by third parties, is not stopped or filed within a term of twenty (20) Business Days as of the moment on which they become known.

         (i) If for any reason the Borrower or the Shareholder cease their business activity completely, they reduce it substantially, or they modify it radically, or if they call upon or hold a shareholders' general meeting in order to decide on any of these measures, or if they are facing legal procedures for dissolution or settlement.

         (j) If the Shareholder stops being the titleholder of 100% of the Borrower's capital stock.

         (k) If the Personal Guarantee granted by the Borrower in clause 16 of this Contract becomes invalid or ineffective for any reason.

The Borrower shall have a period of twenty (20) natural days from the moment of receipt of the notification for the Expiration Event or from the moment in which it becomes aware of the existence of an Early Expiration Event (whichever occurs first) in order to repair said Early Expiration Event so that an early expiration of the Bridge Loan does not occur, except in the cases of (a), (b),
(g), (h), (i), (j) and (k) in which there will be no grace period for the effects stipulated herein to occur.

15.2     EFFECTS OF THE TOTAL EARLY EXPIRATION

         Once the Borrower has been notified, the early expiration shall produce the following effects:

         (i) the cancellation of the Bridge Loan availability if it has not been disbursed;

         (ii) the Borrower's obligation to reimburse immediately the total amount of the outstanding balance used and pending reimbursement;

         (iii) the immediate accountability of the interests accrued and of any commissions, expenses and other concepts owed by the Borrower;

         (iv) the Borrower's obligation to indemnify the Financial Entity for the damage stipulated in sub-clause 10 (a) which may produce the reimbursement of the Bridge Loan by the Borrower on a different date to those dates on which the interests in progress would have expired, as a consequence of a lower profitability of its investment till the anticipated expiration in comparison with the cost attributable to obtaining those funds when they were granted to the Borrower, according to the supporting settlement that the Financial Entity shall submit;

         (v) the accrual of late interests over the amounts owed according to the previous sections if they are not paid immediately when the early expiration is declared.

16.      PERSONAL GUARANTEE

         (A) The Shareholder is hereby appointed as the joint obligor of any obligation that the Borrower may have towards the Financial Entity arising from this Contract (including, without limitation, capital, interests, commissions, costs, expenses, damages and any other concept.)

              The guarantee referred to in this section (A) shall be called the "PERSONAL GUARANTEE."

         (B)  The Personal  Guarantee  shall be valid while all the  obligations
              arising  from  the  Contract  are  not  complied   with,   to  the
              satisfaction of the Financial Entity.


                                       22
[INITIALS]

         (C) The Shareholder expressly waives the benefits of priority, division and excussion. The Shareholder also expressly waives the right to claim compensation and any personal exception, of its own or of any other obligor. The Financial Entity shall have the right to claim the Shareholder's compliance with the obligations directly, in accordance with article 1.144 of the Civil Code, and without the need of a prior claim from the Borrower, or of jointly claiming from the Borrower and the Shareholder.

         (D) In the event of the execution of the Personal Guarantee and its effective payment by the Shareholder, the Shareholder shall be subrogated in the rights that the Financial Entity may have against the Borrower. The rights acquired in this manner due to subrogation or that for any other reason are derived from the payment of the Personal Guarantee shall be subordinated to the rights that the Financial Entity is able to maintain towards the Borrower by virtue of this Contract so that the Shareholder shall not be able to make its rights effective as a creditor over the Borrower until the total settlement of the debts of these parties takes place towards the Financial Entity by virtue of this Contract.

         (E) The Shareholder acknowledges that any amounts owed to the Financial Entity as a consequence of the execution of the Personal Guarantee may be compensated by the Financial Entity with any balances, rights or credits that the Shareholder may have at each time with the Financial Entity.

         (F) The Shareholder expressly accepts that its Personal Guarantee shall continue to be valid in all its terms in the event of any cessions, novations, modifications or extensions to the Contract.

         (G) In the event of a tender from the Borrower, the responsibility of the Shareholder shall not be reduced due to any agreements, reductions of the amounts or extensions of the terms of payment that may have had a positive vote from the Financial Entity.

17.      SETTLEMENT OF THE OUTSTANDING BALANCE AND LEGAL EXECUTION

17.1     SETTLEMENT AND EXECUTION AGAINST THE BORROWER

         In the event of ordinary or early expiration of the Bridge Loan or of total or partial termination of the Contract, the Financial Entity shall have the right to settle the account referred to in clause 3, and it is expressly agreed that the balance resulting from said settlement, duly certified by the Financial Entity, shall be a net, overdue and payable amount (in accordance with the stipulations of article 571 and 572 of Law 1/2000 dated January 7th, on Civil Procedures), for payment and enforcement order purposes or for the purposes of judicial or extra-judicial claims. The resulting payable amount from said settlement shall be notified to the Borrower and the Shareholder, pursuant to the stipulations of art. 572.2 at the end of the aforementioned Law.

         A copy of this Contract shall be an executory document notarized as a public instrument with the formalities established by Law 1/2000, dated January 7th, on Civil Procedures, to which the following documents must be attached:

         (a) Certification issued by the Notary Public who was involved in the notarization as a public instrument or who keeps its Register
              Book, which credits the compliance of the copy of the Contract notarized as a public document with the entries of the Register Book and their dates.

         (b) The certification referred to in the first paragraph of this clause, where the balance of the account mentioned in clause 3 is stated, which results from the settlement executed by the Financial Entity. In said certification, it shall be stated by the Notary Public intervening at the request of the Financial Entity, that the settlement of the Borrower's debt has been performed as agreed by the Parties in this Contract.


                                       23
[INITIALS]

         (c) The statement of debit and credit entries and of those corresponding to the application of interest determined by the specific balance for which the execution order is requested.

         (d) The document that verifies having notified the Borrower and the Share Holder of the callable amount in accordance with the provisions of the first paragraph of this clause.

17.2.    LIQUIDATION AND EXERCISE AGAINST THE SHARE HOLDER

         In accordance with the provisions of articles 572.2 and concordant with the Civil Procedure Act, for the purpose of carrying out any claim (judicial or extra judicial), or of proceeding with the exercise of the Guarantee against the Share Holder, the parties expressly agree the following:

         (a) The amounts owed at any time by the Borrower and guaranteed by the Guarantee shall be those that are determined in accordance with the procedure established in foregoing clause 17.1. This amount shall be on legal record and shall serve for all legal effects and purposes.

         (b) The Financing Entity shall notify the Borrower and the Share Holder of the amount of the balance resulting from the calculation made according to this clause. The amounts demandable from the Share Holder shall be the total sum of the resulting balance. The original policy of this contract shall be an executable instrument, free of the formalities established in articles 517.5 of the Civil Procedure Act, accompanied by the certification issued by the intervening Notary in which conformity with this policy is verified by the entries in his registry book and their dates. The Share holder shall be responsible for all costs arising from the exercise in their entirety.

18.      COMPENSATION

The Borrower and the Share Holder expressly authorize the Financing Entity to apply monetary balances that could exist with the Financing Institution in their favor, whether in checking or savings accounts or any other present or future cash deposit, to the payment of any amounts due and unpaid by either of them arising from this Contract.

The authority provided for in this clause shall be directly applicable to the balances described in the foregoing paragraph even if they are not denominated in Bridge Loan currency, in which case the Lending Entity may make the corresponding conversion at the market rates valid at that time as informed by the Reference Entities.

19.      CALCULATION OF TERMS

The definitions contained in this clause shall be used or the purposes of calculating the terms provided for in this Contract.

"TIME": understood as Madrid time, except if specifically established otherwise.

"CALENDAR DAY": every day on the Gregorian calendar. Periods indicated in days shall be understood as calendar days except if indicated to the contrary.

"BUSINESS DAY": (i) for payments anticipated by this Contract, the days on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) System is in operation, (ii) for cases not provided for in subsection
(i), every day of the week, except Saturday, Sunday, Madrid holidays, and days on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) System is closed or not in operation.

"WEEK": the period included between a determined day and the same day of the following week, both of which are inclusive.


                                       24
[INITIALS]

"MONTH": the period included between a determined day and the same date of the following month, both of which are inclusive, except if the month that follows does not have the same date, in which case it shall be concluded on the final day of the following month.

"QUARTER" or "THREE MONTHS": the period of time included between a determined day and the same date of the third month that follows consecutively on the calendar, both of which are inclusive, except if such third month does not have the same date, in which case it shall be concluded on the final day of said third month.

"SEMESTER" or "SIX MONTHS": the period of time calculated from any determined day and the same date of the sixth month that follows consecutively on the calendar, both of which are inclusive, except if such six month does not have the same date, in which case it shall be concluded on the final day of said sixth month.

"YEAR" or "TWELVE MONTHS": the period of time calculated from any determined date and the same date of the twelfth month following consecutively on the calendar, both of which are inclusive, except if such twelfth month does not have the same date, in which case it shall be concluded on the final day of said twelfth month.

The dates established in this Contract for carrying out any payment that falls on a non-business day shall be understood as carried over to the immediately following Business Day, except if it falls within the following calendar month, in which case it shall be understood as carried over to the Business Day immediately before such date. If this results in greater or lesser duration of a period of time that should conclude on this payment date, the extension or reduction of the term operated as such shall be reduced or extended respectively by the immediately following period for continuity.

20.      NOTIFICATIONS

20.1.    METHOD OF DISPATCHING COMMUNICATIONS

         The communications arising from this Contract between the Borrower and the Financing Entity and that are not provided for in a special manner shall be carried out by any means that allows its dispatch and reception to be evidenced.

         Written communications shall be understood as properly dispatched out when they are carried out by means of dispatching a telegram, burofax, or telefax directed to the respective domiciles and numbers indicated in the following paragraphs with the anticipation necessary in each case, or by hand by means of a messenger service that obtains an acknowledgment of receipt from the recipient. The telegram dispatch stub or the burofax or telefax original in which its reception at its indicated destination is evidenced shall constitute sufficient proof of the communication, with the exception that telegraphic or telefax communications (not those sent by the burofax service offered by public Mail services) must be confirmed be means of letters signed by the person authorized for the communication that was dispatched, sent by certified mail or messenger service that obtains an acknowledgment of receipt by the recipient or by means of an acknowledgment of receipt responded to by the recipient through the same means.

20.2.    ADDRESSES AND ACCOUNTS

         The domiciles, telefax numbers, contact persons, and as the case may be, bank account numbers of all parties to this Contract are those summarized in Appendix 2.

20.3.    NEW ADDRESSES

         Any modification to those addresses indicated in this Contract shall not be effective until they have been properly notified to the other party with five (5) days anticipation.


                                       25
[INITIALS]

21.      ASSIGNMENTS

21.1.    ASSIGNMENT BY THE FINANCING ENTITIES

         The Financing Entity may totally or partially assign its contractual position to third parties, provided that they comply with the following requirements:

         a)   That the assignee is a European Union financial or credit entity.

         b) That the Borrower is notified of the assignment five (5) days prior to the date of its being officiated.

         c) That the Borrower does not assume greater obligations before the assignee than those which it had contracted with the assignor nor that the assignment entails any additional cost for the Borrower, including in particular, that the assignment does not entail greater obligations or costs than those that would corresponded to the assignor according to clauses 10, 11 and 12.

         d) That the amount of the assignment is for a minimum of (euro) 100,000,000, except in the case that the total participation of the Financing Institution is assigned, in which case the assignment may be carried out for the amount of the total active participation of the assignor.

         e) That the Borrower consents to the proposed assignment which it may not deny without just cause. The consent of the Borrower shall not be necessary when (i) it is an assignment that the Financing Entity carries out in favor of a corporation in its group or (ii) the Borrower is found to be subject to the Early Termination Circumstances of foregoing clause 15.1.

         The assignments referred to in this clause 21.1 shall only be binding and become effective in respect to the Borrower and the Share Holder when all of the requirements indicated in the foregoing paragraphs have been complied with.

         The Borrower and the Share Holder commit to appear before the Notary that the assignee or the assignor designates at the cost of the assignee or the assignor to provide consent of any assignment carried out and to officiate the subjective novation produced in this Contract upon being required to do so by the assignee or the assignor and provided that the requirements provided for in this clause are complied with, as well as to notify the Bank of Spain of the assignment if the assignee or the assignor are not residents of Spain according to the provisions called for by applicable legislation at all times.

         The assignor commits to issue a certified copy of the intervening deed or policy of assignment to the Borrower and the Share Holder within the term of five (5) days prior to the date that the assignment becomes effective.

21.2.    ASSIGNMENT BY THE BORROWER AND THE SHARE HOLDER

         The contractual position, rights, and obligations of the Borrower or the Share Holder shall not be assignable or transferable in any manner under any circumstances.

22.      CONFIDENTIALITY

         The Financing Entity commits to maintain confidentiality in regards to officiating this Contract, the terms and conditions contained in it, and all other confidential information that has been furnished by the Borrower for the purpose of the preparation, negotiation, officiating, and compliance with this Contract.

         Without prejudice to that provided for in the foregoing paragraph, the Financing Entity may reveal any type of information:


                                       26
[INITIALS]

              (i) to banking oversight entities, to the tax administration authority or to any other administrative or judicial authority with jurisdiction over the Financing Entity;

              (ii)  to the auditors or legal counsel of the Financing Entity; or

              (iii) to any other entity, if (x) demanded by legal or regulatory regulation; (y) the revelation of the confidential information is made subsequent to the notarization of the Acquisition in the context of the structure of the Syndicated Financing; or (z) authorized by the Borrower in advance and in writing, with the understanding that the concession of such authorization by the Borrower may not be differed, delayed, or denied without just cause.

23.      JURISDICTION

         The Parties expressly submit to the jurisdiction and authority of the Courts and Tribunals of the City of Madrid, waiving jurisdiction that could correspond to them.

24.      APPLICABLE LEGISLATION

         This Contract shall be governed and interpreted according to Spanish common law.

25.      NOTARIZATION

         Any of the Parties may require the other to notarize this Contract. The costs arising from notarization shall be the responsibility of the requesting party.

In witness whereof, the Parties sign this and the following pages of this Contract in three original copies, one for the Borrower, another for the Share Holder, and another for the Financing Entity.

BANCO SANTANDER CENTRAL HISPANO, S.A. 1

 /s/ Ignacio Dominguez-Adame Bozzano          /s/ Jose Antonio Aguirre Fernandez
-------------------------------------         ----------------------------------
Name: Mr. Ignacio Dominguez-Adame Bozzano     Mr. Jose Antonio Aguirre Fernandez

ACCIONA, S.A.


    /s/ Valentin Montoya Moya                      /s/ Juan Gallardo Cruces
-------------------------------------         ----------------------------------
Name: Mr. Valentin Montoya Moya                    Mr. Juan Gallardo Cruces


                                       27
[INITIALS]

   /s/ Jorge Vega-Penichet Lopez                   /s/ Valentin Montoya Moya
-------------------------------------         ----------------------------------
Name:  Jorge Vega-Penichet Lopez                   Mr. Valentin Montoya Moya


                                       28
[INITIALS]

                                   APPENDIX 1

                                DRAWDOWN REQUEST

                                                                [Place and date]

To:    [Financing Institution]

       [Domicile]

       Attn: Mr. [ ]

From:  [Borrower]


RE:      BRIDGE LOAN CONTRACT OFFICIATED ON ****, 2006 (THE "CONTRACT")



Dear Sirs:

In accordance with the provisions of the Contract, specifically in clause 2, we request a Drawdown under the terms that are detailed blow.

The terms and definitions in this communication shall have the same meaning as in the Contract.

a)     Date of Drawdown: o

b)     Amount of Drawdown: (euro) o

c)     Interest period: o months.

d)     Objective:

       [To finance the acquisition price of the purchase order dispatched on o over o shares of the Concerned Corporation that was exercised on the same day for a total amount of (euro) o].

       [To finance (euro) o as costs incurred by the Borrower associated with the aforementioned acquisition]

       [To finance the payment of interest, costs, and/or commissions generated by the Bridge Loan in the amount of (euro) o]

In accordance with the provisions of clause 2.2 of the Contract, we expressly declare that the previous conditions established in clause 2.1 of the Contract are in effect.

Sincerely,

[Signature of the legal representatives of the Borrower]


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


                                   APPENDIX 2

                                  NOTIFICATIONS


              TO BANCO SANTANDER CENTRAL HISPANO, S.A.

                          -      INES GARCIA REVILLA

                          -      STRUCTURED FINANCES DEPARTMENT

                          -      CIUDAD GRUPO SANTANDER

                          -      EDIFICIO AMAZONIA, SEGUNDA PLANTA [SECOND
                                 FLOOR]

                          -      28660 BOADILLA DEL MONTE, MADRID

                          -      TELEPHONE: 91 2893188

                          -      FAX: 912893188

                          -      EMAIL: INESEARCIA@ERNPOSANTANDER.COM

              TO FINANZAS DOS, S.A. AND ACCIONA, S.A.

                          -      JOSE ANGEL TEJERO SANTOS

                          -      AVENIDA EUROPA, 18

                          -      28108 ALCOBENDAS, MADRID

                          -      TELEPHONE: 916632360

                          -      FAX: 916632929 EMAIL: JTEJERO@ACCIONA.ES


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